UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2024

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 1112 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 7, 2024, American Shared Hospital Services (the “Company”) entered into a Fourth Amendment to Investment Agreement (the “Fourth Amendment”) with GenesisCare USA, Inc. (the “Seller”) and GenesisCare USA Holdings, Inc. (“Holdings”), amending that certain Investment Purchase Agreement dated November 10, 2023 by and among the Company, Seller and Holdings (the “IPA”).

The Fourth Amendment modifies the IPA to provide for certain assets and payor contracts to be transferred to Southern New England Regional Cancer Center, LLC and Roger Williams Radiation Therapy, LLC, (collectively, the “Target Companies”) prior to the closing of the transaction contemplated by the IPA (the “Transaction”), rather than such assets and payor contracts being transferred to the Company. Following the closing, the Company will own 60% of the equity interests in each of the Target Companies.

The foregoing summary of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (“SEC”) for the fiscal quarter ending March 31, 2024, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 7, 2024, the Company completed is acquisition of 60% of the equity interests in each of the Target Companies, [together with the assignment of certain payor contacts], from Seller pursuant to the IPA entered between the Company, Seller and Holdings and previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2023, and in subsequent reports filed by the Company with the SEC.

The purchase price for the Transaction consisted of $2,850,000 payable in cash. The $285,000 earnest payment deposit previously deposited with a third party escrow agent by the Company was applied to the purchase price at closing.  Pursuant to the Second Amendment executed by the Company, Seller and Holdings on April 18, 2024, the Company paid an additional $175,000 to the Seller for a Discovery RT OPEN OC Mid CTM on May 14, 2024.

The foregoing summary of the IPA and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the IPA, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 16, 2023, as amended by the First Amendment to Investment Agreement dated March 1, 204, filed as Exhibit 10.33b to the Company’s Annual Report on Form 10-K filed on April 1, 2024, and the Second Amendment to Investment Agreement dated April 18, 2024, the Third Amendment to Investment Agreement dated April 24, 2024, and the Fourth Amendment to Investment Agreement dated May 7, 2024, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the fiscal quarter ending March 31, 2024, and are incorporated herein by reference.

Item 8.01. Other Events.

On May 9, 2024, the Company issued a press release announcing the closing of the Transaction. The press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Financial statements of businesses acquired and pro forma financial information.

Pursuant to Item 9.01(a)(3) and (b)(2), no financial statements or pro forma financial information is being filed with this Current Report. To the extent that financial statements and pro forma financial information are determined to be required by this Item, the Company plans to file the financial statements and pro forma financial information in an amendment to this Current Report or together with another report we file with the SEC.

(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated May 9, 2024.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)

Dated: May 13, 2024	/s/ Raymond C. Stachowiak
By: Raymond C. Stachowiak
Title: Executive Chairman of the Board and Chief Executive Officer